Exhibit 10.19

CONVERTIBLE NOTE

US$_________________	Issuance Date:
____________, 2024

FOR VALUE RECEIVED, on the Issuance Date set forth above, Nuvo Group Ltd., a company organized under the laws of the State of Israel (the “Company”), hereby unconditionally promises to pay to the order of _________________ (the “Holder”), or his/her/its assigns, the aggregate principal sum of US$______________ as such sum is advanced or was advanced to Company by Holder pursuant to the terms hereof (the “Principal Amount”), together with interest on the unpaid principal balance of this convertible promissory note (this “Note”) from the date of advance to the date of full payment or conversion of such principal balance, at a rate equal to fifteen percent (15.00%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum (the “Interest Rate”). Interest shall accrue from the date hereof and shall continue to accrue on the outstanding principal balance of this Note until paid in full or converted as provided herein. In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated:

“AOA” means the Company’s Amended and Restated Articles of Association (as amended and restated from time to time).

“De-Spac Transaction” means a transaction by which the Company goes public by merging with a special-purpose acquisition company (e.g., with LAMF Global Ventures Corp. I or any of its affiliates).

“IPO” means an initial public offering of securities.

“Material Funding Event” means a De-Spac Transaction, an IPO or a Qualified Financing.

“Maturity Date” means the earlier of (i) twenty-four months from the Issuance Date, (ii) the closing of the De-SPAC Transaction, (iii) the closing of an IPO, or (iv) the closing of a Qualified Financing.

“Outstanding Balance” means all outstanding principal under this Note actually received by the Company together with any accrued but unconverted interest thereon (i.e., except to the extent the Holder voluntarily forfeits such interest, in which case the Outstanding Balance shall solely mean the principal amount contemplated under this Note).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Qualified Financing” means a bona fide financing of the Company for the principal purpose of raising capital, through the sale of Company securities in whatever form or type (whether debt or equity) that raises in excess of $10,000,000 in gross proceeds not including the total amount raised under the Convertible Notes and any accrued interest or any other amounts owing on all Convertible Notes).

2. Payment Terms; Interest.

(a) Payment of Principal. The Holder shall remit the Principal Amount immediately following the Company’s delivery of this Note to the Holder and following confirmation that the Company has secured other investors who are deemed acceptable to the Company (the “Additional Holders,” and together with the Holder, the “Note Holders”) to fund at least $3,000,000 in total investment proceeds (the “Minimum Investment Amount”). The Company reserves the right to increase the aggregate bridge round financing up to a maximum of US$5,000,000 (the “Additional Notes”, and together with this Note, the “Convertible Notes”).

3. Transfer. This Note is transferable and assignable by the Holder to any Person approved, in writing, by the Company, which such approval shall not be unreasonably withheld. The Note shall be transferable, without such approval, to the members of the Holder and/or their family members or family investment entities for family or estate planning purposes or any limited liability company which is controlled and/or affiliated with any of the principals of the Holder as of the Issuance Date or person controlled by, controlling or under common control with the Holder; provided, however, that the Holder shall not transfer this Note and/or permit the transfer of this Note to any third party charged or otherwise convicted of a felony, or a third party in which one or more members, directors, or controlling parties thereof was charged and/or convicted of any felony. The Company agrees to issue from time to time a replacement Note in the form hereof to facilitate such approved or permitted transfers and assignments. In addition, after delivery of a customary indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

4. Advisory Services. Attached as Exhibit A hereto is an advisory services agreement between the Holder and the Company for the provision of services, the consideration for which will be a warrant in the form attached to the advisory services agreement.

5. Conversion.

(a) Conversion. On the Maturity Date, the Holder in its sole discretion, may choose to either (i) receive the Principal Amount in cash; or (ii) convert the Principal Amount into ordinary shares of the Company at a price per share of $7.0265 (the “Conversion Shares”). With respect to the accrued interest on this Note up to the date of payment, on the Maturity Date, the Holder in its sole discretion, may choose to either (i) receive the accrued interest in cash; or (ii) convert the accrued interest into Conversion Shares based on the price per share set forth in this Section.

(b) Satisfaction due to Conversion. If the Principal Amount is converted in full pursuant to Section 5(a) hereof, then the Principal Amount shall be deemed to have been paid in full by the Company on the date of such conversion.

(c) Conversion Mechanics. In connection with the conversion of this Note pursuant to Section 5(a), the Holder shall surrender the Note, duly endorsed without recourse, representation or warranty, at the principal office of the Company in exchange for a certificate or certificates, prepared and issued by the Company at its expense, for the equity securities (bearing such legends as may be required).

(d) Payment Process. All payments to be made by the Company shall be made without set- off, recoupment or counterclaim and free and clear of and without any deduction of any kind for any taxes, levies, fees, deductions, withholdings, restrictions or conditions of any nature.

6. Rights as a Shareholder

(a) The Holder receiving actual ordinary shares of the Company as Conversion Shares shall have the rights granted to all holders of ordinary shares of the Company as provided in the AOA.

(b) The Conversion Shares will be entitled to registration rights (subject to the terms of the definitive agreements).

7. IP Security Interest.

(a) As collateral security for the prompt and complete payment and performance of the Holder’s Outstanding Balance, the Company hereby grants a security interest to the Holder, as security, in and to all Intellectual Property presently owned by the Company, as well as all Intellectual Property acquired by the Company following the Issuance Date (the “Collateral”). For purposes of this Note, the “Intellectual Property” shall be defined as:

(i) Any and all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, and State thereof or any other country; all continuations, renewals, or extensions thereof; and any registrations to be issued under any pending applications (collectively, the “Copyrights”);

(ii) All letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; all reissues, continuations, continuations-in-part or extensions thereof; all petty patents, divisionals, and patents of addition; and all patents to be issued under any such applications, (collectively, the “Patents”);

(iii) All trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, and reissues, extensions or renewals thereof, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks (collectively, the “Trademarks”);

(iv) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(v) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(vi) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(vii) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

(b) All registered patents held by the Company as of the Issuance Date are listed in Exhibit B hereto.

(c) This Note shall constitute a security agreement for purposes of applicable law and the Holder as a secured party shall have all rights and remedies with respect to the Collateral as provided by such laws and regulations. The Company’s obligation to pay this Note is secured by all of the Collateral. The Company hereby authorizes the Holder to file all necessary deeds of pledge and other documents and instruments to perfect the Holder’s security interest in those patents registered in the United States and Israel.

(d) Appended to Exhibit C hereto is the form of deed of pledge and collateral assignment which the Company will file with the Israeli Companies Registrar (i.e., Rasham) and United Stated Patent and Trademark Office, respectively, perfecting the foregoing security interest within five (5) business days following the Issuance Date or the Company’s confirmed receipt of payment of the Principal Amount, whichever occurs later (and as may be updated thereafter in connection with subsequent closings).

(e) While any Convertible Notes are outstanding, each Convertible Note shall be pari passu amongst all Note Holders, and the Company and Note Holders agree to appoint Gaingels 10X Capital Diversity Fund I LP as the Note Holders’ representative to exercise all rights on behalf of the Note Holders against the Collateral; provided, that, Gaingels 10X Capital Diversity Fund I LP shall not be permitted to exercise any such rights without the consent of the Note Holders holding a majority of the Outstanding Balance paid to and received by the Company from all Note Holders participating in the bridge financing contemplated hereby. The Company shall also comply with any requirements and obtain any approvals related to the Israeli National Authority for Technological Innovation (i.e., the IIA) which are applicable to the security interest contemplated hereunder.

(f) Upon full payment of all principal and interest on this Note, or, upon conversion of this Note into Conversion Shares, the security interests held by the Holder in the Collateral shall be released. Upon the occurrence of a release of such security interests, the Company shall be permitted to file all necessary financing statements and other documentation to document the release of the Holder’s security interest in the Collateral.

8. Event of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a) Unless waived in writing by the Holder, the failure of the Company to make any payment of principal or interest on this Note when due, whether at Maturity, upon acceleration or otherwise and within twenty (20) days’ from the Company’s receipt of written notice of breach following Maturity;

(b) (i) the Company makes a determination to discontinue (or does cease to conduct) business, makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; (ii) an order, judgment or decree is entered adjudicating the Company as bankrupt or insolvent; (iii) any order for relief with respect to the Company is entered under the U.S. Bankruptcy Code or any other applicable bankruptcy or insolvency law; (iv) the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company or there commences any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or (v) any such petition or application in (iv) above is filed, or any such proceeding is commenced, against the Company and as those commenced against the Company, either (x) the Company by any act indicates its approval thereof, consents thereto or acquiesces therein or (y) such petition, application or proceeding is not dismissed within sixty (60) days.

(c) Except as provided in Section 8(a) to the contrary or unless waived in writing by the Holder, if the Company fails to observe or perform in any material respect any of its covenants or any other terms, conditions or obligations of the Company contained in the Note and such failure continues for more than thirty (30) days after delivery of written notice thereof by the Holder; or

(d) Unless waived in writing by the Holder, the material breach by the Company of any representation or warranty made herein, which breach is not cured within thirty (30) days’ from the Company’s receipt of written notice in respect of such breach.

Upon the occurrence of any Event of Default, the Outstanding Balance under this Note shall become immediately due and payable upon election of the Holder and following a written demand notice sent to the Company. Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity, including, without limitation, exercising its/her/his rights under this Note, and all of the Holder’s costs and expenses incurred in connection with the enforcement of the Holder’s rights under this Note following the occurrence of an Event of Default, whether in any action, suit or litigation, any bankruptcy, insolvency or similar proceeding affecting creditors’ rights generally, or otherwise (including without limitation the reasonable fees and expenses of counsel) will be borne by the Company and promptly reimbursed to the Holder.

9. Amendments in Writing. Any term of this Note may be amended, modified (including, without limitation, any extension of the Maturity Date, to change the conversion price or to cause the Note to be pre-payable) or waived upon the written consent of the Company, on the one hand, and the Holder, on the other hand. No such waiver or consent in any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

10. Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

11. Governing Law; Jurisdiction; Venue. This Note, and all matters arising directly and indirectly herefrom (the “Covered Matters”), shall be governed in all respects by the laws of the State of Israel as such laws are applied to agreements between parties in the State of Israel. The Company irrevocably submits to the personal jurisdiction of the courts of Tel Aviv/Jaffa for the purpose of any suit, action, proceeding or judgment relating to or arising out of the Covered Matters. Service of process on the Company in connection with any such suit, action or proceeding may be served on the Company anywhere in the world by the same methods as are specified for the giving of notices under this Note. The Company irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

12. Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Holder at the address set forth on the signature block to this Note or at such other place as may be designated by the Holder in writing to the Company in accordance with the provisions of this Section 12, and to the Company at the Company’s principal place of business set forth on the signature block to this Note, or to such e-mail address or address as subsequently modified by written notice in accordance with the provisions of this Section 12.

13. Holder Representations and Warranties. The Holder hereby represents and warrants to the Company that: (a) the Holder is an accredited and sophisticated or professional, as defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act of 1933, by virtue of the fact that the Holder meets the qualifications set forth in the foregoing regulation; (b) the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of its/her/his investment in the Company and is able to bear such risks, and has obtained, in the Holder’s judgment, sufficient information from the Company or its authorized representatives to evaluate the merits and risks of such investment; (c) the Holder has evaluated the risks of investing in the Company and has determined independently that an investment in the Company is a suitable investment for it/her/him; (d) the Holder is solely responsible to consult with its/her/his tax professional in respect of the investment contemplated herein; (e) the Holder, if a corporation, partnership, trust or other form of business entity (i) is authorized and otherwise duly qualified to make the investment contemplated hereunder, and to acquire the shares in the Company that would be issued upon any of the conversion events described in this Note, subject to the terms and conditions set forth hereunder, and (ii) has not been formed for the specific purpose of making the investment contained in this Note; and (f) the Holder is making the investment contemplated hereunder, and upon any conversion of the Principal Balance, would be acquiring shares in the Company for its/her/his own account, and not with a view to the resale or distribution of all or any part thereof, or on behalf of another third party that has not made the representations and warranties contained in this Section 13.

14. Company Representations and Warranties. The Company hereby represents and warrants to the Holder that: (a) the Company is a private limited company validly existing and in good standing under the laws of the State of Israel and is duly qualified to do business in, and in good standing under the laws of, Israel; (b) the execution, delivery and performance of this Note require no consent, approval or action by any third party or if such consents and approvals are required the same have been obtained by the Company, have been duly and validly authorized, and do not conflict with the Company’s AOA or any agreement to which the Company is a party or by which it is bound, or any law, rule, regulation, order, or decree of any court or governmental authority to which the Company is subject; (c) when duly and validly executed and delivered by the Company and the Holder, this Note shall constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with the terms of the Note; (d) all corporate and other actions on the part of the Company for the issuance of the Note and the issuance of the shares issuable upon conversion of the Note have been taken; (e) the shares upon conversion of the Note when issued will be validly issued, fully paid and non- assessable and free of any liens or encumbrances; (f) the Company is not party to any action, suit, proceeding or, to its knowledge, investigation pending threatened, that affects or might affect its ability to issue this Note or perform its obligations hereunder; (g) all rights to the Company’s Intellectual Property have been transferred to the Company by its inventors and are owned directly by the Company and not retained or licensed by any third party, and all technical and key employees of the Company have entered into work for hire, confidentiality /non-disclosure and similar agreements transferring all intellectual property rights to the Company; (h) there is no pending, nor to the knowledge of the Company threatened, claim or action of infringement or which attacks or challenges the validity of, any Company Intellectual Property; (i) the Company is in compliance with all applicable federal, state, local and foreign laws and regulations in all material respects; (i) the Company’s assets are free and clear of all liens, claims, encumbrances, security interests, pledges and mortgages; (j) the Company has in full force and effect cybersecurity and privacy technology and policies in compliance with industry standards and applicable laws and regulations, and except as previously publicly reported, has not suffered any hacking, cyber attacks, data, system or security breaches, and (k) the Company is not a party or subject to any consent order, administrative decree, regulatory restriction, debarment or suspension with any federal, state, local or foreign government agency.

15. Taxes. The Holder acknowledges and hereby authorizes the Company to remit such withholding taxes on any amounts payable to the Holder under this Note if required under applicable law. In the event that any withholding taxes are levied on payments to the Investor pursuant to applicable law, the Holder requests and authorizes the Company to promptly provide the Holder with the relevant withholding tax certificates or documentation confirming the deduction and remittance of such taxes to Israeli tax authorities. The Company understands and acknowledges the importance of furnishing the Holder with the necessary withholding tax certificates or documentation confirming the deduction and remittance of such taxes to the Israeli tax authorities. The provision of these documents is crucial for the Holder to pursue potential tax credits or exemptions in its jurisdiction. Therefore, the Holder and the Company agree to promptly exchange and provide such documentation to ensure compliance with respective tax obligations and facilitate proper accounting treatment.

16. Most Favored Nation. The Company shall not negotiate or issue more favorable terms to any Additional Holder for any Convertible Note or other convertible securities than those expressly provided to the Holder in this Note.

17. Use of Proceeds. The proceeds of this Note shall be used towards general working capital needs of the Company, and will not be used to make any payments to shareholders of the Company.

18. Successors and Assigns. This note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and permitted assigns of the Holder.

NEXT PAGE IS SIGNATURE PAGE

IN WITNESS WHEREOF, the Company has executed this Convertible Note as of the Issuance Date.

NUVO GROUP LTD.

By:
Name:
Title:
Address:

ACKNOWLEDGED AND AGREED AS OF THE ISSUANCE DATE:

[______________]

By:
Name:
Title (if applicable):
Address:

EXHIBIT A

FORM OF ADVISORY SERVICES AGREEMENT

-Appended Hereto-

A-1

EXHIBIT B

REGISTERED PATENTS

-Appended Hereto-

B-1

EXHIBIT C

FORMS OF PLEDGES

-Appended Hereto-

C-1